                                                                    Exhibit 99.3
                                                                    ------------


MINDSCAPE GROUP
(Indirect wholly-owned
subsidiaries of Pearson plc)
Combined Financial Statements
December 31, 1997

                                 MINDSCAPE GROUP
               (INDIRECT WHOLLY-OWNED SUBSIDIARIES OF PEARSON PLC)
                     INDEX TO COMBINED FINANCIAL STATEMENTS


                                                                           Page
                                                                           ----


Report of Independent Accountants.............................................2

Combined Balance Sheet........................................................3

Combined Statement of Operations..............................................4

Combined Statement of Shareholder's Equity....................................5

Combined Statement of Cash Flows..............................................6

Notes to Combined Financial Statements........................................7

                        REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and Shareholder of Mindscape Group

         In our opinion, the accompanying combined balance sheet and the related combined statements of operations, of shareholder's equity and of cash flows present fairly, in all material respects, the financial position of the Mindscape Group at December 31, 1997, and the results of their operations and their cash flows for the year, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the management of the Group companies; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.



/s/ Price Waterhouse LLP
PRICE WATERHOUSE LLP

San Jose, California
March 2, 1998

                                 MINDSCAPE GROUP
               (INDIRECT WHOLLY-OWNED SUBSIDIARIES OF PEARSON PLC)
                             COMBINED BALANCE SHEET
             (amounts in thousands, except share and per share data)

                                                                                DECEMBER 31,
                                                                                    1997
                                                                                ------------
ASSETS
Current assets:
   Cash and cash equivalents                                                     $   3,331
   Accounts receivable, net                                                         33,071
   Inventories                                                                       9,391
   Royalty advances                                                                  5,851
   Other current assets                                                              1,030
                                                                                 ---------
         Total current assets                                                       52,674

Property and equipment, net                                                          3,479
Intangible assets, net                                                               2,080
Other assets                                                                         1,538
                                                                                 ---------

                                                                                 $  59,771
                                                                                 =========

LIABILITIES AND SHAREHOLDER'S EQUITY
Current liabilities:
   Accounts payable                                                              $  11,848
   Accrued royalties                                                                 6,734
   Accrued expenses                                                                 15,512
   Short-term borrowings - related party                                               300
                                                                                 ---------

         Total current liabilities                                                  34,394
                                                                                 ---------

Commitments and contingencies (Note 9)

Shareholder's equity:
   Preferred Stock, $1.64 par value (aggregate liquidation amount $9,020),
   5,500,000 shares authorized, issued and outstanding                               9,020
   Common Stock, various par values, 8,230,282 shares authorized,
   8,229,282 shares issued and outstanding                                          13,646
   Additional paid-in capital                                                      573,092
   Accumulated deficit                                                            (569,346)
   Cumulative translation adjustment                                                (1,035)
                                                                                 ---------

         Total shareholder's equity                                                 25,377
                                                                                 ---------

                                                                                 $  59,771
                                                                                 =========

 The accompanying notes are in integral part of these combined financial statements.

                                 MINDSCAPE GROUP
               (INDIRECT WHOLLY-OWNED SUBSIDIARIES OF PEARSON PLC)
                        COMBINED STATEMENT OF OPERATIONS
                             (amounts in thousands)

                                                                YEAR ENDED
                                                               DECEMBER 31,
                                                                   1997
                                                               ------------


Net revenues                                                     $ 138,520
Cost of net revenues                                                54,515
                                                                 ---------

   Gross margin                                                     84,005
                                                                 ---------

Costs and expenses:
   Selling and marketing                                            43,771
   Research and development                                         22,853
   General and administrative                                        8,035
   Amortization of intangible assets                                 3,727
   Restructuring costs                                              11,898
                                                                 ---------

         Total costs and expenses                                   90,284
                                                                 ---------

Loss from operations                                                (6,279)

Interest expense - related party                                      (531)
                                                                 ---------

Net loss                                                         $  (6,810)
                                                                 =========





 The accompanying notes are in integral part of these combined financial statements.

                                 MINDSCAPE GROUP
               (INDIRECT WHOLLY-OWNED SUBSIDIARIES OF PEARSON PLC)
                   COMBINED STATEMENT OF SHAREHOLDER'S EQUITY
                    (amounts in thousands except share data)


                                     PREFERRED STOCK       COMMON STOCK
                                   ------------------   ------------------   ADDITIONAL                 CUMULATIVE       TOTAL
                                                                               PAID-IN   ACCUMULATED   TRANSLATION   SHAREHOLDER'S
                                     SHARES    AMOUNT     SHARES    AMOUNT     CAPITAL     DEFICIT      ADJUSTMENT      EQUITY
                                   ---------   ------   ---------  -------   ----------  -----------   -----------   -------------

Balance at December 31, 1996               -   $    -   8,229,282  $13,646    $503,061    $(562,536)    $   (13)       $(45,842)

Issuance of Preferred Stock
  to Shareholder                   5,500,000    9,020           -        -           -            -           -           9,020

Capital contribution from
  Shareholder                              -        -           -        -      70,031            -           -          70,031

Currency translation
  adjustment                               -        -           -        -           -            -      (1,022)         (1,022)

Net loss                                   -        -           -        -           -       (6,810)          -          (6,810)
                                   ---------   ------   ---------  -------    --------    ---------     -------        --------


Balance at December 31, 1997       5,500,000   $9,020   8,229,282  $13,646    $573,092    $(569,346)    $(1,035)       $ 25,377
                                   ---------   ------   ---------  -------    --------    ---------     -------        --------








     The accompanying notes are in integral part of these combined financial statements.

                                 MINDSCAPE GROUP
               (INDIRECT WHOLLY-OWNED SUBSIDIARIES OF PEARSON PLC)
                        COMBINED STATEMENT OF CASH FLOWS
                             (amounts in thousands)

                                                                    YEAR ENDED
                                                                   DECEMBER 31,
                                                                       1997
                                                                   ------------

Cash flows from operating activities:
   Net loss                                                          $ (6,810)
   Adjustments to reconcile net loss to net cash
      used in operating activities:
         Depreciation                                                   3,392
         Provision for returns and price protection                    29,300
         Provision for doubtful accounts                                1,315
         Amortization of intangible assets                              3,727
         Provision for restructuring costs                              6,697
         Acquired in-process technology                                   975
         Changes in assets and liabilities:
             Accounts receivable, net                                 (40,408)
             Inventories                                               (3,186)
             Royalty advances                                             354
             Other current assets                                        (261)
             Other assets                                                (836)
             Accounts payable                                           1,977
             Accrued royalties                                         (2,616)
             Accrued expenses                                           3,068
                                                                     --------

                    Net cash used in operating activities              (3,312)
                                                                     --------

Cash flows from investing activities:
   Property and equipment purchases                                    (1,705)
   Cash paid for acquired businesses                                   (2,181)
                                                                     --------

             Net cash used in investing activities                     (3,886)
                                                                     --------

Cash flows from financing activities:
   Short-term borrowings - related party                                  510
   Repayment of short-term borrowings - related party                     (64)
   Issuance of Preferred Stock to Shareholder                           9,020
   Contribution from Shareholder                                          331
                                                                     --------
             Net cash provided by financing activities                  9,797
                                                                     --------

Effect of exchange rates on cash                                         (560)
                                                                     --------

Net increase in cash and cash equivalents                               2,039
Cash and cash equivalents at beginning of year                          1,292
                                                                     --------

Cash and cash equivalents at end of year                             $  3,331
                                                                     ========

Supplemental disclosure of cash flow information:
   Cash paid for interest - related party                            $  1,631
                                                                     ========

Supplemental disclosure of noncash financing activity:
   Conversion of short-term borrowing - related party to capital     $ 69,700
                                                                     ========


     The accompanying notes are in integral part of these combined financial statements.

                                 MINDSCAPE GROUP
               (INDIRECT WHOLLY-OWNED SUBSIDIARIES OF PEARSON PLC)
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                    (amounts in thousands, except share data)


NOTE 1 - THE COMPANY:

         Mindscape Group (the "Group") develops, markets and distributes consumer software in the educational, home and entertainment markets. The Group sells its products in the retail channel through mass merchants, consumer electronic stores, price clubs, office supply stores, distributors, to original equipment manufacturers ("OEMs") and to end users through direct response methods. The Group's principal market is in the United States. The Group has international operations in the United Kingdom, Germany, France, Australia and Japan.

NOTE 2 - BASIS OF PRESENTATION:

         The current Mindscape, Inc. entity was incorporated originally as the Software Toolworks ("Toolworks") in Delaware on February 2, 1988. Another entity, the original Mindscape Inc., was acquired by Toolworks in 1989 when it was merged with GD Acquisition, Inc., a wholly-owned subsidiary of Toolworks. In April 1994, the outstanding capital stock of Toolworks was acquired by Pearson, Inc., the wholly-owned United States subsidiary of Pearson plc for total consideration of $475,678. On October 24, 1994, the original Mindscape Inc. entity was merged with and into Toolworks, which simultaneously changed its name to Mindscape, Inc.

         The Toolworks acquisition by Pearson, Inc. was accounted for using the purchase method. Accordingly, the purchase price was allocated to the assets acquired and liabilities assumed based on their estimated fair values at the date of acquisition. A portion of the purchase price was allocated to acquired in-process technology, which represents the estimated fair value, using a risk-adjusted income approach, of specifically identified technologies which had not yet reached technological feasibility and had no alternative future use.

         Prior to 1997, Group management assessed the carrying value of goodwill for possible impairment based on a number of factors, including turnover of the acquired workforce and the undiscounted value of expected future operating cash flows in relation to the net carrying amount of goodwill. As a result of this assessment, Group management determined that the entire net carrying amount of goodwill associated with the Pearson, Inc. acquisition was impaired and charged the amount to operations.

                                 MINDSCAPE GROUP
               (INDIRECT WHOLLY-OWNED SUBSIDIARIES OF PEARSON PLC)
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                    (amounts in thousands, except share data)
                                   (CONTINUED)

         The accompanying combined financial statements include the accounts of the following entities, which are under the common ownership of the ultimate parent, Pearson plc (collectively the Mindscape Group):

         MINDSCAPE, INC. ("MINDSCAPE US") - Mindscape US is headquartered in Novato, California and is responsible for worldwide product development, publishing, management and North American sales and marketing.

         MINDSCAPE INTERNATIONAL LIMITED ("MINDSCAPE UK") - Mindscape UK is headquartered in West Sussex, England and operates as the Group's primary European sales and marketing entity.

         MINDSCAPE INTERNATIONAL SOFTWAREVERTRIEB GMBH ("MINDSCAPE GERMANY") - Mindscape Germany is headquartered in Muelheim, Germany and operates as the Group's German sales and marketing entity.

         MINDSCAPE INTERNATIONAL PTY LIMITED ("MINDSCAPE AUSTRALIA") - Mindscape Australia is headquartered in Castle Hill, New South Wales, Australia and operates as the Group's primary Australian and Asia Pacific sales and marketing entity.

         MINDSCAPE INTERNATIONAL JAPAN, LNC. ("MINDSCAPE JAPAN") - Mindscape Japan is a dormant entity with insignificant activity.

         MINDSCAPE FRANCE SARL ("MINDSCAPE FRANCE") - Mindscape France is headquartered in Rennes, France and operates as the Group's primary French sales and marketing entity.

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

PRINCIPLES OF COMBINATION

         The accompanying combined financial statements include the accounts of the Mindscape Group. All significant intercompany balances and transactions have been eliminated.

                                 MINDSCAPE GROUP
               (INDIRECT WHOLLY-OWNED SUBSIDIARIES OF PEARSON PLC)
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                    (amounts in thousands, except share data)
                                   (CONTINUED)

USE OF ESTIMATES

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

REVENUE RECOGNITION

         Revenues are primarily derived from the sale of software products and from software licensing to OEMs.

         Revenues from the sale of software products are recognized upon shipment, provided that no significant obligations remain outstanding and collection of the related receivable is considered probable. Costs related to insignificant post-shipment technical support and other obligations are accrued when revenue is recognized for the sale of related products. Allowances for estimated returns and doubtful accounts are provided at the time of sale. The Group evaluates the adequacy of allowances for returns and doubtful accounts based upon its historical experience with customers and various distributions channels. The amounts provided for returns and allowances are estimates and are based upon information available at the reporting date. To the extent the future market, sell-through experience, channels of distribution and general economic conditions change, the provisions required for estimated returns and allowances may also change.

         Revenues from software licensing to OEMs are recognized on a sell-through basis upon cash receipt and completion of any significant obligations.

CASH AND CASH EQUIVALENTS

         Cash and cash equivalents include short-term highly liquid investments with original maturities of three months or less when purchased.

                                 MINDSCAPE GROUP
               (INDIRECT WHOLLY-OWNED SUBSIDIARIES OF PEARSON PLC)
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                    (amounts in thousands, except share data)
                                   (CONTINUED)

INVENTORIES

         Inventories consist of raw materials for packaging and finished goods and are stated at the lower of cost, determined on a first-in, first-out basis, or market value.

ROYALTY ADVANCES

         Royalty advances represent prepayments made to independent software developers under development agreements and are expensed at the contractual royalty rate as cost of sales based on actual net product sales. Management evaluates the future realization of royalty advances at each reporting period, and charges to research and development expense any amounts that are unlikely to be amortized at the contract royalty rate through product sales. During the year ended December 31, 1997, the Group recorded charges to restructuring costs of $6,312 for development efforts abandoned prior to achieving technological feasibility.

PROPERTY AND EQUIPMENT

         Property, equipment and leasehold improvements are stated at cost less accumulated depreciation and amortization. Depreciation and amortization are provided for using the straight-line method over the estimated useful lives of three years for all assets.

INTANGIBLE ASSETS

         Goodwill represents the excess of cost over the fair value of net assets acquired in acquisitions of various third party software companies. Management estimates that such goodwill is primarily associated with the acquired product, workforce and technological know how. As a result of the rapid technological changes occurring in the consumer software industry and the intense competition for qualified software professionals, recorded goodwill is amortized on a straight-line basis over the estimated periods of benefit, generally three years.

         In the event that facts and circumstances indicate that the carrying value of recorded goodwill may be impaired, the estimated future undiscounted cash flows associated with the goodwill are compared to the goodwill's carrying amount. If the carrying amount of the goodwill is greater than the undiscounted cash flows, then the cash flows are discounted and the carrying amount is written down to its

                                 MINDSCAPE GROUP
               (INDIRECT WHOLLY-OWNED SUBSIDIARIES OF PEARSON PLC)
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                    (amounts in thousands, except share data)
                                   (CONTINUED)

discounted cash flow value. During the year ended December 31, 1997, the Group's analysis did not identify any material goodwill impairment.

         Costs of in-process technology acquired prior to the achievement of technological feasibility, determined using the working model approach, are expensed in the period incurred. During the year ended December 31, 1997, the Group charged $975 to research and development expense associated with the acquisition of certain technology assets.

INCOME TAXES

         Income taxes are accounted for on a separate return basis using an asset and liability approach which requires the recognition of taxes payable or refundable for the current year and deferred tax liabilities and assets for the future tax consequences of events that have been recognized in the Group's financial statements or tax returns. The measurement of current and deferred tax liabilities and assets are based on provisions of the enacted tax law; the effects of future changes in tax laws or rates are not anticipated. The measurement of deferred tax assets is reduced, if necessary, by the amount of any tax benefits that, based on available evidence, are not expected to be realized.

         As discussed in Note 7, through December 31, 1997, the Group companies operated as reporting units of Pearson plc and were included in the consolidated tax returns of Pearson plc and its subsidiaries. Certain net operating losses generated by the Group have been utilized by Pearson plc or its subsidiaries. Accordingly, the consolidated income tax benefits realized by Pearson plc have been reflected as capital contributions in the accompanying combined financial statements.

SOFTWARE DEVELOPMENT COSTS

         Financial accounting standards provide for the capitalization of certain software development costs after technological feasibility of the software is attained. The capitalized software costs are then amortized on a straight-line basis over the estimated product life, or on the ratio of current revenues to total projected product revenues, whichever is greater. No costs were capitalized during the year ended December 31, 1997, as the impact on the combined financial statements was not considered significant.

                                 MINDSCAPE GROUP
               (INDIRECT WHOLLY-OWNED SUBSIDIARIES OF PEARSON PLC)
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                    (amounts in thousands, except share data)
                                   (CONTINUED)

FOREIGN CURRENCY TRANSLATION

         The functional currency of the Group's foreign operations is the local currency of each respective Group company. Assets and liabilities of each foreign operation are translated into U.S. dollars at exchange rates in effect at the balance sheet date. Income and expense items are translated at average exchange rates during the period. Cumulative translation adjustments are recorded in shareholder's equity. At December 31, 1997, the carrying amount of cash and cash equivalents was denominated entirely in foreign currencies.

CONCENTRATIONS OF CREDIT RISK

         Financial instruments which potentially subject the Group to concentrations of credit risk consist principally of cash and cash equivalents and accounts receivable. Cash and cash equivalents are deposited with high credit quality financial institutions. The Group's revenues are derived from transactions with customers in the United States, United Kingdom, Germany, Australia and France. Concentrations of credit risk with respect to trade receivables are mitigated, to some extent, by the fact that the Group's customer base is highly diversified.

         At December 31, 1997, two customers each accounted for 10 percent of gross accounts receivable.

RECENT ACCOUNTING PRONOUNCEMENTS

         In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") SFAS No. 130, "Reporting Comprehensive Income," and SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." The adoption of both statements is required for fiscal years beginning after December 15, 1997. Under SFAS No. 130, companies are required to report in the financial statements, in addition to net income, comprehensive income including, as applicable, foreign currency items, minimum pension liability adjustments and unrealized gains and losses on certain investments in debt and equity securities. SFAS No. 131 requires that companies report separately, in the financial statements, certain financial and descriptive information about operating segments, if applicable. The Group does not expect the adoption of SFAS No. 130 or SFAS No. 131 to have a material impact on its combined financial statements.

                                 MINDSCAPE GROUP
               (INDIRECT WHOLLY-OWNED SUBSIDIARIES OF PEARSON PLC)
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                    (amounts in thousands, except share data)
                                   (CONTINUED)

         In October 1997, the AICPA issued SoP 97-2, "Software Revenue Recognition," which provides guidance on applying generally accepted accounting principles in recognizing revenue on software transactions. SoP 97-2 is effective for transactions entered into in fiscal years beginning after December 15, 1997. Earlier application is encouraged as of the beginning of fiscal years or interim periods for which financial statements or information have not been issued. Retroactive application of the provisions of this SoP is prohibited. The Group has assessed the provisions of SoP 97-2 and does not expect that adoption will have a material impact on its combined financial statements.

         In March 1998, the AICPA issued SoP 98-1, "Software for Internal Use," which provides guidance on accounting for the costs of computer software developed or obtained for internal use. SoP 98-1 applies to all nongovernmental entities and is effective for financial statements for fiscal years beginning after December 15, 1998. The Group does not expect the adoption of SoP 98-1 to have a material impact on its combined financial statements.

NOTE 4 - TRANSACTIONS WITH RELATED PARTIES:

SHORT-TERM BORROWINGS

         To maintain its cash flow requirements, the Group periodically enters into short-term borrowing arrangements with various wholly-owned Pearson plc subsidiaries. Amounts outstanding at December 31, 1997 totaled $300 with interest rates ranging from 4.0 to 6.5 percent.

         During 1997, $69,700 of short-term borrowings from a Pearson plc affiliate was converted to permanent capital.

ALLOCATION OF CORPORATE OVERHEAD COSTS

         Pearson plc and its affiliates provide the Group with certain services, including insurance, legal, finance and other corporate functions. During 1997, the Group was not charged for these services as the aggregate amount was insignificant. The Group is periodically charged a pro rata share of expenses paid by Pearson plc on its behalf for such items as insurance premiums, audit fees and other administrative costs. The total costs allocated from Pearson plc in 1997 totaled $173. Management believes that

                                 MINDSCAPE GROUP
               (INDIRECT WHOLLY-OWNED SUBSIDIARIES OF PEARSON PLC)
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                    (amounts in thousands, except share data)
                                   (CONTINUED)

the methodologies used to allocate these charges are reasonable and included these charges in general and administrative expense.

         During 1997, Mindscape US charged Headland Digital Media ("Headland"), a wholly-owned subsidiary of Pearson plc, $1,096 for rent, utilities, depreciation, telephone and other costs in connection with the sharing of the Novato, California facility. In addition, Mindscape US provided Headland with certain general and administrative services in 1997, including accounting, human resources, legal, information systems and other services. The allocated costs for these services totaled $2,046 and are excluded from the accompanying combined financial statements. Management believes that the methodologies used to allocate these charges are reasonable.

EMPLOYEE BENEFIT PLANS

         Pearson plc has a 401(k) plan covering substantially all of the Mindscape US employees. Mindscape US contributes 25 percent for every dollar contributed by Plan participants subject to certain limitations on individual contributions. Beginning in 1997, the amount Mindscape US contributes each year will increase from 25 percent to 50 percent for every dollar contributed if Mindscape US reaches certain specified corporate earnings targets and upon the discretion of Mindscape US management. Mindscape US's costs of the Plan was $372 in 1997.

         Pearson plc has a defined contribution plan covering substantially all Mindscape UK employees. Employees contribute either 2.5 percent or 5 percent of base salary and Pearson plc provides a 200 percent matching of the amounts contributed. There is no charge to Mindscape UK under this plan. Amounts contributed by Pearson plc were not significant during 1997.

         Mindscape UK has a defined contribution plan covering several employees not covered by the Pearson plc plan. Mindscape UK contributed 5 percent of base salary for all non-director employees and 10 percent of base salary for all directors. Mindscape UK's cost of this plan was $35 in 1997.

         Mindscape Australia has defined contribution plans covering all employees. Employer contributions are required at the statutory rate of 6 percent of base salary. Mindscape Australia's cost of the Plan was $13 in 1997.

                                 MINDSCAPE GROUP
               (INDIRECT WHOLLY-OWNED SUBSIDIARIES OF PEARSON PLC)
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                    (amounts in thousands, except share data)
                                   (CONTINUED)

NOTE 5 - RESTRUCTURING COSTS:

         During 1997, the Group recorded charges of $11,898, in connection with the termination of 57 research and development employees, the abandonment of certain development efforts and the partial closure of certain research and development operations. These costs included accruals for abandoned research and development projects, severance, office lease termination and other items. As of December 31, 1997, $3,899 of the charge has not yet been utilized and relates primarily to long-term real property lease commitments.

NOTE 6 - BALANCE SHEET COMPONENTS:

                                                               DECEMBER 31,
                                                                   1997
                                                               ------------


ACCOUNTS RECEIVABLE, NET:
   Accounts receivable                                           $ 60,878
   Less: Allowance for returns and price protection               (21,786)
   Less: Allowance for doubtful accounts                           (6,021)
                                                                 --------

                                                                 $ 33,071
                                                                 ========

INVENTORIES:
   Raw materials                                                 $  3,437
   Finished goods                                                   5,954
                                                                 --------

                                                                 $  9,391
                                                                 ========

PROPERTY AND EQUIPMENT, NET:
   Machinery and equipment                                       $ 15,054
   Leasehold improvements                                             803
   Furniture and fixtures                                           1,348
                                                                 --------

                                                                   17,205
   Less: Accumulated depreciation                                 (13,726)
                                                                 --------

                                                                 $  3,479
                                                                 ========

                                 MINDSCAPE GROUP
               (INDIRECT WHOLLY-OWNED SUBSIDIARIES OF PEARSON PLC)
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                    (amounts in thousands, except share data)
                                   (CONTINUED)

INTANGIBLE ASSETS, NET:
   Goodwill                                                     $ 387,718
   Less:  Accumulated amortization                               (385,638)
                                                                ---------

                                                                $   2,080
                                                                =========

ACCRUED EXPENSES:
   Compensation, benefits and other accruals                    $  11,613
   Restructuring costs                                              3,899
                                                                ---------

                                                                $  15,512
                                                                =========

NOTE 7 - INCOME TAXES:

         Through December 31, 1997, the Group companies operated as reporting units of Pearson plc and were included in the consolidated tax returns of Pearson plc and its subsidiaries. For purposes of preparing these combined financial statements in accordance with generally accepted accounting principles, the provisions for income taxes has been computed using the separate return method as if the Group represented separate taxable entities for all periods presented.

         Certain net operating losses generated by the Group have been utilized by Pearson plc and its subsidiaries. Accordingly, Pearson plc has allocated the income tax benefit received to the Group companies and has historically reflected these amounts as capital contributions.

         No provision for federal, foreign and state taxes has been recorded as the Group has incurred net operating losses through December 31, 1997. At December 31, 1997, the Group has federal and state net operating loss carryforwards of approximately $105,000 and $16,000, respectively, which will expire in varying amounts through 2012. Such carryforwards may be limited in certain circumstances including, but not limited to, cumulative stock ownership changes of more than 50 percent over a three-year period.

         Pretax loss was subject to tax in the following jurisdictions:

                                 MINDSCAPE GROUP
               (INDIRECT WHOLLY-OWNED SUBSIDIARIES OF PEARSON PLC)
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                    (amounts in thousands, except share data)
                                   (CONTINUED)

                                                                    YEAR ENDED
                                                                   DECEMBER 31,
                                                                       1997
                                                                   ------------

United States                                                        $   274
Foreign                                                               (7,084)
                                                                     -------

                                                                     $(6,810)
                                                                     =======

         Deferred tax assets may be recognized for temporary differences that will result in deductible amounts in future periods, net operating loss carryforwards and other future tax benefits. A valuation allowance is recognized if, on the weight of available evidence, it is more likely than not that some portion or all of the deferred tax asset will not be realized. At December 31, 1997, the deferred tax asset valuation allowance is established at 100% of the deferred tax asset of the Group's U.S. entities, which has a history of operating losses. Included in other current assets are deferred tax assets and related valuation allowances as follows:

                                                                    YEAR ENDED
                                                                   DECEMBER 31,
                                                                       1997
                                                                   ------------

Net operating loss carryforwards                                     $ 32,000
Allowance for doubtful accounts                                         1,000
Allowance for sales returns and price protection                        5,500
Accruals                                                                3,000
Other                                                                     500
                                                                     --------
Gross deferred tax assets                                              42,000
Valuation allowance                                                   (42,000)
                                                                     --------

                                                                     $      -
                                                                     ========

                                 MINDSCAPE GROUP
               (INDIRECT WHOLLY-OWNED SUBSIDIARIES OF PEARSON PLC)
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                    (amounts in thousands, except share data)
                                   (CONTINUED)


NOTE 8 - SHAREHOLDER'S EQUITY:

         The holder of Preferred Stock is entitled to one vote per share on all matters to be voted upon by the shareholders and entitled to receive ratably dividends declared, if any, out of funds legally available. In the event of a liquidation, dissolution or winding up of the Group, the holder of Preferred Stock is entitled to receive $1.64 per share prior, and in preference, to the holders of Common Stock and is entitled to share ratably in any proceeds remaining after the Common Stockholder receives its amount paid in for such shares.

         The holder of Common Stock is entitled to one vote per share on all matters to be voted upon by the shareholders and entitled to receive ratably dividends declared, if any, out of funds legally available. In the event of a liquidation, dissolution or winding up of the Group, the holder of Common Stock is entitled to share ratably in all assets remaining after the payment of liabilities then outstanding and the distribution of amounts to the Preferred Stockholder.

                                 MINDSCAPE GROUP
               (INDIRECT WHOLLY-OWNED SUBSIDIARIES OF PEARSON PLC)
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                    (amounts in thousands, except share data)
                                   (CONTINUED)

                                           SHARES
                            SHARES       ISSUED AND
                          AUTHORIZED     OUTSTANDING    PAR VALUE       AMOUNT
                          ----------     -----------    ---------      -------
Preferred Stock:

   Mindscape UK            5,500,000      5,500,000       $ 1.64       $ 9,020
                           ---------      ---------                    -------

Common Stock:

   Mindscape US                2,000          1,000       $ 1.00       $     1

   Mindscape UK            8,208,282      8,208,282       $ 1.62        13,297

   Mindscape France           20,000         20,000       $17.40           348
                           ---------      ---------                    -------

                           8,230,282      8,229,282                    $13,646
                           =========      =========                    =======


NOTE 9 - COMMITMENTS AND CONTINGENCIES:

OPERATING LEASES

         The Group leases office space and equipment under noncancelable operating leases, which expire from January 1998 through September 2011. The accompanying combined financial statements reflect rent expense on a straight-line basis over the terms of the respective lease agreements. Total rent expense under noncancelable operating leases was $2,398 for the year ended December 31, 1997. Future minimum payments under noncancelable operating leases at December 31, 1997, are as follows:

                                 MINDSCAPE GROUP
               (INDIRECT WHOLLY-OWNED SUBSIDIARIES OF PEARSON PLC)
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                    (amounts in thousands, except share data)
                                   (CONTINUED)


YEAR ENDING
DECEMBER 31,
------------

  1998                                                       $ 2,609
  1999                                                         2,042
  2000                                                         2,097
  2001                                                         2,109
  2002                                                         2,090
  Thereafter                                                   7,352
                                                             =======

                                                             $18,299
                                                             -------



ROYALTY COMMITMENTS

         The Group enters into noncancelable development and royalty agreements with various independent software developers. Commitments are tied to specific performance milestones and future minimum payments under noncancelable development and royalty agreements totaled $14,123 at December 31, 1997.

LEGAL PROCEEDINGS

         Various claims arising in the ordinary course of business, seeking monetary damages and other relief, are pending. The amount of liability, if any, from such claims can not be determined with certainty; however, in the opinion of management, the ultimate liability for such claims will not have a material adverse effect on the Group's financial position, results of operations or cash flows. See NOTE 11 -- Subsequent Event (Unaudited).

NOTE 10 - INDUSTRY SEGMENT AND FOREIGN OPERATIONS:

         The Group operates in one primary industry segment. Financial information by geographic area is as follows:

                                 MINDSCAPE GROUP
               (INDIRECT WHOLLY-OWNED SUBSIDIARIES OF PEARSON PLC)
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                    (amounts in thousands, except share data)
                                   (CONTINUED)

                                                                   YEAR ENDED
                                                                  DECEMBER 31,
                                                                      1997
                                                                  ------------

Net revenues:
     United States                                                  $115,107
     Europe                                                           19,866
     Other                                                             3,547
                                                                    --------

          Combined net revenues                                     $138,520
                                                                    ========


Income (loss) from operations:
     United States                                                  $ (2,900)
     Europe                                                           (4,437)
     Other                                                             1,058
                                                                    --------

          Combined loss from operations                             $ (6,279)
                                                                    ========



                                                                   DECEMBER 31,
                                                                       1997
                                                                   ------------

Identifiable assets:
     United States                                                   $45,782
     Europe                                                           11,621
     Other                                                             2,368
                                                                     -------

          Combined identifiable assets                               $59,771
                                                                     =======


     Combined loss from operations excludes other income and expenses. Foreign operations generally operate as autonomous units and there are no general corporate allocations other than interest income and expense.


NOTE 11 - SUBSEQUENT EVENT (Unaudited):

     In March 1998, as a result of developments with respect to certain legal claims arising in the ordinary course of business, the Group recognized a loss provision totaling $2.8 million.